Exhibit 5.1

INVESTMENT LAW GROUP

OF GILLETT, MOTTERN & WALKER, LLP

1230 Peachtree Street NE

Suite 2445

Atlanta, Georgia 30309

____________________

Telephone: (404) 607-6933  Facsimile: (678) 840-2126

August 15, 2012

Silver Falcon Mining, Inc.

7322 Manatee Avenue West, #299

Bradenton, Florida 34209

Re:

Registration Statement on Form S-1

Gentlemen:

Our firm has acted as counsel in the preparation on a Registration Statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission covering 136,666,667 shares of Class A Common Stock of Silver Falcon Mining, Inc. to be filed on or about August 15, 2012 (the "Stock").

You have asked us to render our opinion as to the matters hereinafter set forth herein.

We have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the company, and other documents as we have deemed necessary as a basis for this opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. We have, when relevant facts material to my opinion were not independently established by me, relied to the extent we deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that insofar as the laws of Delaware are concerned:

1. The Company is a corporation duly organized and validly existing under the laws of Delaware.

2. The Securities to be sold as described in the Registration Statement have been duly authorized and legally issued as fully paid and non-assessable shares.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement, and to the use of our firm name wherever appearing in the Registration Statement.

Very truly yours,

INVESTMENT LAW GROUP OF GILLETT, MOTTERN & WALKER, LLP

/s/ Robert J. Mottern

Robert J. Mottern, Esq.